UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 30, 2019
AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)
One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA (Address of principal executive offices)		19106 (Zip code)
(267) 317-9139 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AGFS	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	AGFSW	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Agreements

On August 30, 2019, AgroFresh Solutions, Inc. (the “Company”) entered into Change in Control Executive Severance Agreements with each of Jordi Ferre, the Company’s Chief Executive Officer, Graham Miao, the Company’s Chief Financial Officer, and Thomas Ermi, the Company’s Executive Vice President, General Counsel and Secretary (collectively, the “Change in Control Agreements”).  Each Change in Control Agreement provides that in the event the applicable executive’s employment is terminated other than for “cause” or if the executive resigns for “good reason” (each as defined in the applicable Change in Control Agreement) during the period commencing 60 days prior to and ending 24 months following a change in control of the Company, the executive will be entitled to certain severance benefits, consisting of the following (in addition to any accrued salary and benefits through the date of termination): (i) an amount equal to (a) two and a half times with respect to Mr. Ferre and (b) two times with respect to Messrs. Miao and Ermi the sum of (l) the executive’s annual base salary then in effect and (2) the target bonus amount payable to the executive under the Company’s annual performance bonus program for the fiscal year of the Company in which the date of termination occurs (the “Annual Bonus Target”); (ii) a portion of the Annual Bonus Target for the calendar year in which the executive’s employment is terminated, pro-rated for the period of the year during which the executive was employed by the Company; and (iii) and Company-paid continuation healthcare coverage for 18 months after the termination date. The term of each Change in Control Agreement is for a period of three years and will be automatically renewed for additional one-year periods unless either party gives notice of non-renewal 60 days prior to the end of the then-current term.

Amended and Restated Employment Agreement with Thomas Ermi

Also on August 30, 2019, the Company entered into an amended and restated employment agreement (the “Restated Employment Agreement”) with Mr. Ermi. The Restated Employment Agreement amends and restates the Employment Agreement, dated September 15, 2015, between the Company and Mr. Ermi in order to, among other things: (i) provide for a new three-year term, with automatic successive one-year renewal terms thereafter unless either party gives notice of non-renewal 30 days prior to the end of the then-current term, (ii) update Mr. Ermi’s title and (iii) remove provisions regarding the payment of severance benefits in connection with a change in control of the Company (which provisions are now contained in Mr. Ermi’s Change in Control Agreement).

The foregoing discussion is a summary of the Change in Control Agreements and the Restated Employment Agreement and is qualified in its entirety by the terms of the Change in Control Agreements and the Restated Employment Agreement, copies of which are filed as and Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Change in Control Executive Severance Agreement, dated August 30, 2019, between the Company and Jordi Ferre.
10.2	Change in Control Executive Severance Agreement, dated August 30, 2019, between the Company and Graham Miao.
10.3	Change in Control Executive Severance Agreement, dated August 30, 2019, between the Company and Thomas Ermi.
10.4	Amended and Restated Employment Agreement, dated August 30, 2019, between the Company and Thomas Ermi.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: September 6, 2019

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Executive Vice President and General Counsel

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